UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 9, 2006
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(b) On March 9, 2006, John Wallace, a current director of Millennium Cell, Inc. (the “Company”), notified the Company of his intention to retire as a director, effective as of the Company’s 2006 Annual Meeting of Stockholders and, as a result, has declined to stand for re-election. Mr. Wallace has informed the Company that he intends to serve the remainder of his term through the date of the 2006 Annual Meeting of Stockholders, currently scheduled for May 2, 2006. The decision by Mr. Wallace not to stand for re-election was not the result of any disagreement with the Company on any matters relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.
                                        (Registrant)

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
                        Title: Chief Financial Officer  and Corporate Secretary

Date: March 14, 2006